As filed with the Securities and Exchange Commission on September 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Regeneron Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	13-3444607
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road

Tarrytown, NY 10591-6707

(Address of Principal Executive Offices) (Zip Code)

Regeneron Pharmaceuticals, Inc.

2014 Long-Term Incentive Plan

(Full Title of the Plan)

Joseph J. LaRosa, Esq.

Senior Vice President, General Counsel and Secretary

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

(Name and Address of Agent for Service)

(914) 847-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	4,485,333	$343.95	$1,542,707,858.69	$198,700.77

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers, in addition to the number of shares stated above, an indeterminate number of additional shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Registrant which may become issuable under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan in connection with certain corporate transactions or events, including any recapitalization, reorganization, merger, consolidation, spin-off, stock dividend, stock split or any other similar transaction effected which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq Global Market on September 15, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Regeneron Pharmaceuticals, Inc. (“Regeneron,” the “Company” or the “Registrant”) to register an additional 4,485,333 shares (the “Shares”) of Regeneron common stock, par value $0.001 per share (“Common Stock”), issuable under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Shares are being registered in addition to the 12,000,000 shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-196799) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2014, as amended by Post-Effective Amendment No. 1 filed with the Commission on the date hereof (as so amended, the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated by reference herein and made part hereof, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Reference is made to the Exhibit Index below filed as part of this Registration Statement. Each such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenburgh, State of New York, on September 17, 2014.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ LEONARD S. SCHLEIFER
Leonard S. Schleifer, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leonard S. Schleifer, Robert E. Landry, Douglas S. McCorkle and Joseph J. LaRosa as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEONARD S. SCHLEIFER	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 17, 2014
Leonard S. Schleifer, M.D., Ph.D.

/s/ ROBERT E. LANDRY	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	September 17, 2014
Robert E. Landry

/s/ DOUGLAS S. McCORKLE	Vice President, Controller, and Assistant Treasurer (Principal Accounting Officer)	September 17, 2014
Douglas S. McCorkle

/s/ GEORGE D. YANCOPOULOS	Chief Scientific Officer, President, Regeneron Laboratories, and Director	September 17, 2014
George D. Yancopoulos, M.D., Ph.D.

/s/ P. ROY VAGELOS	Chairman of the Board	September 17, 2014
P. Roy Vagelos, M.D.

/s/ CHARLES A. BAKER	Director	September 17, 2014
Charles A. Baker

Signature	Title	Date

/s/ MICHAEL S. BROWN	Director	September 17, 2014
Michael S. Brown, M.D.

/s/ ALFRED G. GILMAN	Director	September 17, 2014
Alfred G. Gilman, M.D., Ph.D.

/s/ JOSEPH L. GOLDSTEIN	Director	September 17, 2014
Joseph L. Goldstein, M.D.

/s/ ROBERT A. INGRAM	Director	September 17, 2014
Robert A. Ingram

/s/ CHRISTINE A. POON	Director	September 17, 2014
Christine A. Poon

/s/ ARTHUR F. RYAN	Director	September 17, 2014
Arthur F. Ryan

/s/ GEORGE L. SING	Director	September 17, 2014
George L. Sing

/s/ MARC TESSIER-LAVIGNE	Director	September 17, 2014
Marc Tessier-Lavigne, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on February 27, 2008).

4.2	By-Laws of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2007).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement).

24	Power of Attorney (included on the signature page of this Registration Statement).